UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 25, 2013

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 25, 2013. Of the 321,866,749 shares outstanding and entitled to vote, 293,001,620 shares were represented at the meeting, or a 91.03% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following twelve individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2014 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non-Votes
Nolan D. Archibald	256,386,677	6,070,846	4,742,391	25,801,450
Rosalind G. Brewer	239,921,462	22,488,815	4,789,890	25,801,450
David B. Burritt	241,364,918	20,925,368	4,909,874	25,801,450
James O. Ellis, Jr.	258,560,861	3,834,088	4,802,945	25,801,450
Thomas J. Falk	257,866,011	4,304,877	5,029,282	25,801,450
Marillyn A. Hewson	258,954,682	5,077,273	3,168,212	25,801,450
Gwendolyn S. King	254,661,669	7,874,384	4,663,373	25,801,450
James M. Loy	240,191,957	22,003,495	5,004,718	25,801,450
Douglas H. McCorkindale	239,196,961	23,120,831	4,880,818	25,801,450
Joseph W. Ralston	240,834,435	21,562,197	4,801,990	25,801,450
Anne Stevens	239,283,874	23,502,612	4,412,002	25,801,450
Robert J. Stevens	258,327,711	5,941,881	2,930,578	25,801,450

Proposal 2 – Ratification of Appointment of Independent Auditors

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for 2013. There were 286,465,932 votes for the ratification, 3,738,659 votes against the ratification, and 2,797,029 abstentions.

Proposal 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)

Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2013 proxy statement. There were 223,284,741 votes for the proposal, 38,366,601 votes against the proposal, 5,548,828 abstentions, and 25,801,450 broker non-votes.

Proposal 4 – Stockholder Proposal by John Chevedden

Rejected a stockholder proposal requesting that the Board of Directors undertake such steps as are necessary to permit action by written consent by stockholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. There were 90,771,521 votes for the proposal, 170,141,941 votes against the proposal, 6,285,338 abstentions and 25,801,450 broker non-votes.

Proposal 5 – Stockholder Proposal by the American Federation of State, County and Municipal Employees, AFL-CIO Employees Pension Plan

Rejected a stockholder proposal requesting that the Board of Directors adopt a policy, and amend the Corporation’s Bylaws as necessary, to require that the Chair of the Board of Directors be an independent member of the Board of Directors. There were 60,634,261 votes for the proposal, 201,886,673 votes against the proposal, 4,679,106 abstentions and 25,801,450 broker non-votes.

Proposal 6 – Stockholder Proposal by the Sisters of St. Francis of Philadelphia and other religious groups

Rejected a stockholder proposal requesting that the Board of Directors authorize the preparation of an annual report, updated annually, disclosing: 1) the Corporation’s policies and procedures governing direct, indirect and grassroots lobbying communications; 2) payments by the Corporation for direct, indirect or grassroots lobbying communications, in each case including the amount of the payment and the recipient; 3) the Corporation’s membership in and payments to any tax-exempt organization and 4) the decision making process and oversight by management and the Board of Directors for making direct, indirect or grassroots lobbying payments. There were 24,985,839 votes for the proposal, 231,630,602 votes against the proposal, 10,583,160 abstentions and 25,801,450 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

April 29, 2013